HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
January 7, 2008

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement, prospectus addendum and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, prospectus addendum and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to eleven separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

• Principal Amount: $1,000.00 per note
• Offering Period End Date: [January 28, 2008 at 2:00 pm, New York City time]
• Initial Public Offering Price: 100 per cent
• Initial Valuation Date: January 28, 2008
• Issue Date: January 31, 2008.
• Maturity Date: 3 business days after the final valuation date, subject to adjustment as described in the product supplement.
• Initial Price: The market price (as described herein) of the reference asset on the initial valuation date.

• Barrier Price: The product of the barrier level of the reference asset multiplied by the initial price.
• Final Price: The market price of the reference asset on the final valuation date.
• Interest Payment Dates: The final calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on February 29, 2008 and ending on, and including, the maturity date.
• Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT(1)	AGENT’S DISCOUNT OR COMMISSION / TOTAL(2)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(3)
CROCS, INC. (CROX)	FWP-5	26.00%	60.00%	TBD	TBD	TBD	TBD	4042K0HB4 / [●]	April 28, 2008
InterOil Corporation (IOC)	FWP-6	24.00%	60.00%	TBD	TBD	TBD	TBD	4042K0HC2 / [●]	July 28, 2008
BARCLAYS PLC - ADS (BCS)	FWP-7	20.00%	80.00%	TBD	TBD	TBD	TBD	4042K0HD0 / [●]	April 28, 2008
Research In Motion Limited (RIMM)	FWP-8	20.00%	70.00%	TBD	TBD	TBD	TBD	4042K0HE8 / [●]	April 28, 2008
GARMIN LTD. (GRMN)	FWP-9	16.40%	60.00%	TBD	TBD	TBD	TBD	4042K0HF5 / [●]	July 28, 2008
The Blackstone Group L.P. (BX)	FWP-10	16.00%	80.00%	TBD	TBD	TBD	TBD	4042K0HG3 / [●]	July 28, 2008
TOLL BROTHERS, INC. (TOL)	FWP-11	15.00%	60.00%	TBD	TBD	TBD	TBD	4042K0HH1 / [●]	July 28, 2008
Lehman Brothers Holdings Inc (LEH)	FWP-12	14.25%	70.00%	TBD	TBD	TBD	TBD	4042K0HJ7 / [●]	July 28, 2008
ARCH COAL, INC. (ACI)	FWP-13	13.00%	75.00%	TBD	TBD	TBD	TBD	4042K0HK4 / [●]	July 28, 2008
The Goldman Sachs Group, Inc. (GS))	FWP-14	13.00%	80.00%	TBD	TBD	TBD	TBD	4042K0HL2 / [●]	April 28, 2008
Google Inc. (GOOG)	FWP-15	12.00%	80.00%	TBD	TBD	TBD	TBD	4042K0HM0 / [●]	July 28, 2008

(1)    The physical delivery amount will be determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(2)    Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(3)    Final valuation date is subject to adjustment as described in the product supplement.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. January 7, 2008

GENERAL TERMS

This free writing prospectus relates to eleven separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm

•	the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

4.	There is a limited amount of historical data on CROCS, INC. and The Blackstone Group L.P.

According to publicly available information, the common stock of CROCS, INC. and The Blackstone Group L.P. commenced trading on February 8, 2006 and June 22, 2007, respectively. As a result, there is a limited amount of historical data that can be provided for CROCS, INC. and The Blackstone Group L.P. For more information on CROCS, INC. and The Blackstone Group L.P., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of that reference asset below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.(4) If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

(4)  With respect to notes linked to IOC, the relevant exchange for IOC means the Nasdaq InterMarket Quotation Service SM.

FWP-3

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through December 31, 2007 and for the period from January 2, 2008 through January 4, 2008. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•  If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;

•  If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•  If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

CROCS, INC. (CROX)

Description of CROCS, INC.

According to publicly available information, CROCS, INC. (“Crocs”) and its subsidiaries design, develop, and manufacture consumer products from specialty resins worldwide. Crocs offers footwear for men, women, and children under the crocs brand. Crocs also offers apparel and accessories, including t-shirts, sweatshirts, hats, beanies, and socks. In addition, Crocs manufactures spa pillows for the home spa market; seats and pads for use in kayaks and canoes; and scuba diving fins for other water sports products, as well as produces and distributes hockey and lacrosse equipment. Crocs sells its products through other specialty channels, including gift shops, uniform suppliers, independent bicycle dealers, specialty food retailers, health and beauty stores, and other specialty stores. Crocs also sells its products through company-operated kiosks that are located in high foot traffic areas, and directly to consumers through its Web site, crocs.com.

The common stock of Crocs commenced trading in the first quarter of 2006 on the relevant exchange; therefore, the historical prices for common stock of Crocs commenced in and started from the first quarter of 2006.

Crocs SEC file number is 0-51754.

Historical Performance of Crocs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	16.25	10.17	12.58
June 30, 2006	18.50	10.78	12.58
September 29, 2006	17.53	11.33	16.98
December 29, 2006	25.13	15.83	21.60
March 30, 2007	29.29	21.43	23.63
June 29, 2007	47.40	23.44	43.03
September 28, 2007	68.12	41.20	67.25
December 31, 2007	75.21	33.76	36.81
January 2, 2008 through January 4, 2008	39.29	32.34	32.75

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 26.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Crocs

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	26.00% per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50%	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	6.50%	-30.00%
-	40%	-33.50%	6.50%	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

FWP-5

INTEROIL CORPORATION (IOC)

Description of InterOil Corporation

According to publicly available information, InterOIl Corporation (“InterOil”), together with its subsidiaries, engages in the exploration and production of oil and gas properties in Papua New Guinea. InterOil also engages in liquefaction, refining, and marketing jet fuel, diesel, and gasoline, as well as naphtha and low sulfur waxy residue. In addition, InterOil Corporation involves in the wholesale and retail distribution of refined petroleum products; and Shell and BP branded commercial and industrial lubricants, such as engine and hydraulic oils.

InterOil’s SEC file number is 001-32179

Historical Performance of InterOil

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	43.65	31.78	34.72
June 30, 2005	35.85	20.07	26.65
September 30, 2005	32.07	21.30	23.35
December 30, 2005	28.81	17.50	26.97
March 31, 2006	26.41	12.75	13.00
June 30, 2006	20.54	12.45	18.95
September 29, 2006	20.02	12.21	18.79
December 29, 2006	30.70	15.21	30.30
March 30, 2007	29.77	21.41	26.40
June 29, 2007	44.17	17.95	18.95
September 28, 2007	41.90	18.41	31.63
December 31, 2007	31.45	19.00	19.36
January 2, 2008 through January 4, 2008	20.20	18.62	18.85

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 24.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	InterOil

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	24.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	12.00%		100.00%
+	90%	12.00%		90.00%
+	80%	12.00%		80.00%
+	70%	12.00%		70.00%
+	60%	12.00%		60.00%
+	50%	12.00%		50.00%
+	40%	12.00%		40.00%
+	30%	12.00%		30.00%
+	20%	12.00%		20.00%
+	10%	12.00%		10.00%
	0%	12.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	2.00%	12.00%	-10.00%
-	20%	-8.00%	12.00%	-20.00%
-	30%	-18.00%	12.00%	-30.00%
-	40%	-28.00%	12.00%	-40.00%
-	50%	-38.00%	N/A	-50.00%
-	60%	-48.00%	N/A	-60.00%
-	70%	-58.00%	N/A	-70.00%
-	80%	-68.00%	N/A	-80.00%
-	90%	-78.00%	N/A	-90.00%
-	100%	-88.00%	N/A	-100.00%

FWP-6

BARCLAYS PLC - ADS (BCS)

Description of BARCLAYS PLC

According to publicly available information, BARCLAYS PLC (“Barclays”) offers retail and commercial banking, credit cards, investment banking, wealth management, and investment management services. Barclays provides current accounts, deposit accounts, savings accounts, investments, mortgages, installment finance, loans, and general insurance, as well as advice, information and support, and asset financing and leasing solutions. Barclays also operates a credit card and consumer loans business, which also processes card payments for retailers and merchants, as well as issues credit and charge cards to corporate customers and the United Kingdom government. Barclays also offers assets and products in the exchange traded funds business. In addition, Barclays provides wealth management services, such as private banking, asset management, stock broking, offshore banking, wealth structuring, and financial planning services.

On November 15, 2007, Barclays reported on its capital markets trading performance and exposures for the ten months ended October 31, 2007. Profit before tax of £1.9 billion for the period was after booking credit, mortgage and leveraged finance related charges and write downs of £0.5 billion net of hedging in the third quarter and an additional £0.8 billion of net charges and write downs in October. The October charges and write downs reflected the impact of rating agency downgrades on a broad range of collateralized debt obligations and the subsequent market downturn.

Barclays SEC file number is 1-09246.

Historical Performance of Barclays

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	47.00	40.50	41.44
June 30, 2005	43.41	37.80	39.94
September 30, 2005	42.80	38.27	40.78
December 30, 2005	42.85	37.16	42.08
March 31, 2006	48.00	41.80	46.80
June 30, 2006	51.03	43.20	45.78
September 29, 2006	51.75	42.90	50.77
December 29, 2006	61.43	51.02	58.14
March 30, 2007	62.68	52.24	56.94
June 29, 2007	60.99	55.50	55.79
September 28, 2007	61.55	46.19	48.62
December 31, 2007	54.79	38.14	40.37
January 2, 2008 through January 4, 2008	41.37	38.07	38.19

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Barclays

Initial Price:	USD[●]

Barrier Level:	80.00%

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	N/A	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-7

RESEARCH IN MOTION LIMITED (RIMM)

Description of Research In Motion Limited

According to publicly available information, Research In Motion Limited (“Research in Motion”) engages in the design, manufacture, and marketing of wireless solutions for the mobile communications market worldwide. Research in Motion provides platforms and solutions for access to email, phone, short messaging service, internet, and intranet-based applications. Research in Motion offers technology that enables third party developers and manufacturers to enhance their products and services with wireless connectivity to data. Research in Motion’s portfolio of products includes BlackBerry wireless platform, the RIM Wireless Handhelds product line, software development tools, radio-modems, and other hardware and software products. Research in Motion’s BlackBerry wireless solution comprises wireless devices, software, and services. Research in Motion also enables the use of personal information management functions, such as calendar, address book, task list, and other functions associated with personal organizers. Research in Motion also offers BlackBerry Mobile Data System that allows users to access data from enterprise applications and the internet; and BlackBerry Internet Service, which allows the integration of up to 10 supported email accounts on the same BlackBerry smartphone. Research In Motion also licenses BES software, as well as offers client access licenses, technical support, and upgrades. Research in Motion distributes its products through carrier partners and resellers.

Research in Motion’s SEC file number is 0-29898

Historical Performance of Research in Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
January 2, 2008 through January 4, 2008	116.04	103.29	103.45

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	Research in Motion

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	5.00%	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-8

GARMIN LTD. (GRMN)

Description of GARMIN LTD

According to publicly available information, GARMIN LTD. (“Garmin”), and its subsidiaries engages in the design, manufacture, and marketing of navigation, communications, and information devices that are enabled by global positioning system (“GPS”) technology worldwide. Garmin operates in four segments: Automotive/Mobile, Outdoor/Fitness, Marine, and Aviation. The Automotive/Mobile segment offers a range of automotive navigation products, as well as a variety of products and applications designed for the mobile GPS market. The Outdoor/Fitness segment provides GPS-enabled handheld products for outdoor activities and training assistants for athletic pursuits. The Marine segment includes network products and multifunction displays, fixed-mount GPS/chartplotter products, and sounder products. The Aviation segment comprises panel-mounted product line, which includes GPS-enabled navigation, VHF communications transmitters and receivers, multi function displays, receivers, instrument landing system receivers, marker beacon receivers, and audio panels; and digital transponders.

Garmin’s SEC file number is 0-31983.

Historical Performance of Garmin

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	30.72	21.77	23.16
June 30, 2005	23.63	19.53	21.38
September 30, 2005	34.04	21.50	33.92
December 30, 2005	35.34	27.00	33.18
March 31, 2006	42.39	29.75	39.72
June 30, 2006	54.75	39.97	52.72
September 29, 2006	54.10	41.20	48.78
December 29, 2006	56.89	44.53	55.66
March 30, 2007	59.30	48.46	54.15
June 29, 2007	75.23	52.18	73.97
September 28, 2007	122.76	73.58	119.40
December 31, 2007	125.68	80.94	97.00
January 2, 2008 through January 4, 2008	95.58	86.77	88.45

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.40 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Garmin

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	16.40 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.20%		100.00%
+	90%	8.20%		90.00%
+	80%	8.20%		80.00%
+	70%	8.20%		70.00%
+	60%	8.20%		60.00%
+	50%	8.20%		50.00%
+	40%	8.20%		40.00%
+	30%	8.20%		30.00%
+	20%	8.20%		20.00%
+	10%	8.20%		10.00%
	0%	8.20%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.80%	8.20%	-10.00%
-	20%	-11.80%	8.20%	-20.00%
-	30%	-21.80%	8.20%	-30.00%
-	40%	-31.80%	8.20%	-40.00%
-	50%	-41.80%	N/A	-50.00%
-	60%	-51.80%	N/A	-60.00%
-	70%	-61.80%	N/A	-70.00%
-	80%	-71.80%	N/A	-80.00%
-	90%	-81.20%	N/A	-90.00%
-	100%	-91.80%	N/A	-100.00%

FWP-9

THE BLACKSTONE GROUP L.P. (BX)

Description of THE BLACKSTONE GROUP L.P.

According to publicly available information, THE BLACKSTONE GROUP L.P. (“Blackstone”) is a global alternative asset manager and provider of financial advisory services. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

On November 12, 2007, Blackstone reported its earnings for the third quarter of 2007. For the three months ended September 30, 2007, revenues and net loss (due to non-cash charges) totalled $526.7 million and $113.2 million, respectively, compared with revenues of $461.5 million and net income of $372.5 million a year ago. The net loss of $113.2 million includes the impact of $802.6 million of non-cash charges associated with the vesting of transaction related equity-based compensation arising from IPO unit awards and the amortization of intangibles.

The common stock of Blackstone commenced trading in the second quarter of 2007 on the relevant exchange; therefore, the historical prices for common stock of Blackstone commenced in and started from the second quarter of 2007.

Blackstone’s SEC file number is 001-33551.

Historical Performance of Blackstone

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	38.00	28.75	29.27
September 28, 2007	31.99	21.30	25.08
December 31, 2007	29.75	20.40	22.13
January 2, 2008 through January 4, 2008	22.25	20.05	20.30

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Blackstone

Initial Price:	USD [●]

Barrier Level	80.00%

Interest Rate:	16.00 per cent per annum

Physical Delivery Amount:	[●]shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.00%		100.00%
+	90%	8.00%		90.00%
+	80%	8.00%		80.00%
+	70%	8.00%		70.00%
+	60%	8.00%		60.00%
+	50%	8.00%		50.00%
+	40%	8.00%		40.00%
+	30%	8.00%		30.00%
+	20%	8.00%		20.00%
+	10%	8.00%		10.00%
	0%	8.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.00%	8.00%	-10.00%
-	20%	-12.00%	8.00%	-20.00%
-	30%	-22.00%	N/A	-30.00%
-	40%	-32.00%	N/A	-40.00%
-	50%	-42.00%	N/A	-50.00%
-	60%	-52.00%	N/A	-60.00%
-	70%	-62.00%	N/A	-70.00%
-	80%	-72.00%	N/A	-80.00%
-	90%	-82.00%	N/A	-90.00%
-	100%	-92.00%	N/A	-100.00%

FWP-10

TOLL BROTHERS, INC. (TOL)

Description of TOLL BROTHERS, INC.

According to publicly available information, TOLL BROTHERS, INC. (“Toll Brothers”) engages in designing, building, marketing, and arranging finance for single-family detached and attached homes in luxury residential communities in the United States. Toll Brothers also involves in building, or converting existing rental apartment buildings into high-, mid-, and low-rise luxury homes. Toll Brothers serves move-up, empty-nester, active-adult, age-qualified, and second-home buyers in 22 states. In addition, Toll Brothers engages in the land development, architectural, engineering, mortgage, title, landscaping, lumber distribution, house component assembly, and manufacturing operations. Further, Toll Brothers develops, owns, and operates golf courses and country clubs associated with planned communities.

In the fiscal year 2007’s fourth quarter, the Toll Brothers generated a net loss of $81.8 million, or $0.52 per share diluted, compared to fiscal year 2006’s fourth-quarter net income of $173.8 million, or $1.07 per share diluted. Fiscal year 2007’s fourth-quarter net loss included $314.9 million of pre-tax write-downs ($200.0 million, or $1.22 per share diluted, after-tax). Total pre-tax write-downs for both the fourth quarter and fiscal year 2007 included $59.2 million of write-downs related to joint ventures. In fiscal year 2006, fourth-quarter pre-tax write-downs totaled $115.0 million ($68.7 million, or $0.42 per share diluted, after-tax).

Toll Brothers’ SEC file number is 1-9186.

Historical Performance of Toll Brothers

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	45.58	32.63	39.43
June 30, 2005	53.70	36.05	50.78
September 30, 2005	58.67	41.10	44.67
December 30, 2005	44.70	33.04	34.64
March 31, 2006	39.98	28.70	34.63
June 30, 2006	35.87	25.10	25.57
September 29, 2006	29.73	22.22	28.08
December 29, 2006	33.57	26.79	32.23
March 30, 2007	35.64	26.90	27.38
June 29, 2007	31.14	24.74	24.98
September 28, 2007	26.77	19.31	19.99
December 31, 2007	23.82	18.00	20.06
January 2, 2008 through January 4, 2008	18.19	16.95	17.17

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Toll Brothers

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.50%		100.00%
+	90%	7.50%		90.00%
+	80%	7.50%		80.00%
+	70%	7.50%		70.00%
+	60%	7.50%		60.00%
+	50%	7.50%		50.00%
+	40%	7.50%		40.00%
+	30%	7.50%		30.00%
+	20%	7.50%		20.00%
+	10%	7.50%		10.00%
	0%	7.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.50%	7.50%	-10.00%
-	20%	-12.50%	7.50%	-20.00%
-	30%	-22.50%	7.50%	-30.00%
-	40%	-32.50%	7.50%	-40.00%
-	50%	-42.50%	N/A	-50.00%
-	60%	-52.50%	N/A	-60.00%
-	70%	-62.50%	N/A	-70.00%
-	80%	-72.50%	N/A	-80.00%
-	90%	-82.50%	N/A	-90.00%
-	100%	-92.50%	N/A	-100.00%

FWP-11

LEHMAN BROTHERS HOLDINGS INC. (LEH)

Description of Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“Lehman”) through its subsidiaries, provides various financial services to corporations, governments and municipalities, institutions, and high-net-worth individuals worldwide. Lehman operates in three segments: Capital Markets, Investment Banking, and Investment Management. Lehman’s Capital Markets segment represents institutional customer flow activities, including prime brokerage, research, mortgage origination and securitization, secondary-trading, and financing activities in fixed income and equity products. Lehman’s Investment Banking segment provides advice to customers on mergers, acquisitions, and other financial matters. Lehman’s Investment Management segment consists of private investment management, which provides brokerage services, investment, wealth advisory, and trust and capital markets execution services.

On December 13, 2007, Lehman reported net income of $886 million for the fourth quarter ended November 30, 2007, representing a decrease of 12% from net income of $1.0 billion reported for the fourth quarter of fiscal 2006. Lehman’s Fixed Income Capital Markets reported net revenues of $860 million, a decrease of 60% from $2.1 billion in the fourth quarter of fiscal 2006, due to very challenging markets experienced during the period, principally relating to Lehman’s securitized products and real estate businesses.

 Lehman’s SEC file number is 1-9466.

Historical Performance of Lehman

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	48.47	42.71	47.08
June 30, 2005	49.96	42.96	49.64
September 30, 2005	58.97	48.97	58.24
December 30, 2005	66.58	51.87	64.09
March 31, 2006	74.79	62.92	72.27
June 30, 2006	78.85	58.38	65.15
September 29, 2006	74.64	59.25	73.86
December 29, 2006	78.88	71.08	78.12
March 30, 2007	86.18	68.07	70.07
June 29, 2007	82.05	68.60	74.52
September 28, 2007	75.50	49.06	61.73
December 31, 2007	67.73	52.71	65.44
January 2, 2008 through January 4, 2008	65.20	57.80	58.35

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	Lehman

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	14.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.13%		100.00%
+	90%	7.13%		90.00%
+	80%	7.13%		80.00%
+	70%	7.13%		70.00%
+	60%	7.13%		60.00%
+	50%	7.13%		50.00%
+	40%	7.13%		40.00%
+	30%	7.13%		30.00%
+	20%	7.13%		20.00%
+	10%	7.13%		10.00%
	0%	7.13%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.87%	7.13%	-10.00%
-	20%	-12.87%	7.13%	-20.00%
-	30%	-22.87%	7.13%	-30.00%
-	40%	-32.87%	N/A	-40.00%
-	50%	-42.87%	N/A	-50.00%
-	60%	-52.87%	N/A	-60.00%
-	70%	-62.87%	N/A	-70.00%
-	80%	-72.87%	N/A	-80.00%
-	90%	-82.87%	N/A	-90.00%
-	100%	-92.87%	N/A	-100.00%

FWP-12

ARCH COAL, INC. (ACI)

Description of Arch Coal, Inc.

According to publicly available information, ARCH COAL, INC. (“Arch Coal”) engages in mining, processing, and marketing bituminous and sub-bituminous coal with low sulfur content in the United States. Arch Coal operates active mines; and owns or controls a high volume of proven and probable recoverable reserves. Arch Coal mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado, and Utah. Arch Coal sells its coal to producers of electric power, steel producers, and industrial facilities.

Arch Coal’s SEC file number is 1-13105

Historical Performance of Arch Coal

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	23.77	16.60	21.51
June 30, 2005	27.88	20.15	27.24
September 30, 2005	34.93	25.65	33.75
December 30, 2005	41.10	30.50	39.75
March 31, 2006	44.15	34.31	37.97
June 30, 2006	56.45	37.11	42.37
September 29, 2006	44.13	25.88	28.91
December 29, 2006	37.02	25.85	30.03
March 30, 2007	33.79	27.18	30.69
June 29, 2007	42.08	30.33	34.80
September 28, 2007	37.00	27.76	33.74
December 31, 2007	45.21	32.99	44.93
January 2, 2008 through January 4, 2008	45.69	41.25	41.31

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Arch Coal

Initial Price:	USD[●]

Barrier Level:	75.00%

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50%	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	N/A	-30.00%
-	40%	-33.50%	N/A	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

FWP-13

GOLDMAN SACHS GROUP. (GS)

Description of The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman”) provides investment banking, securities, and investment management services primarily to corporations, financial institutions, governments, and high-net-worth individuals worldwide. Goldman operates in three segments: Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Goldman’s Investment Banking segment provides financial advisory services, such as advisory assignments with respect to mergers and acquisitions, divestitures, corporate defense activities, restructurings, and spin-offs; and underwriting services. Goldman’s Trading and Principal Investments segment engages in market making, trading of, and investing in fixed income and equity products, currencies, commodities, and derivatives on these products. Goldman’s Asset Management and Securities Services segment provides investment advisory and financial planning services, and investment products; and offers prime brokerage services, financing services, and securities lending services.

Goldman’s SEC file number is 001-14965.

Historical Performance of Goldman

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	113.93	101.79	109.99
June 30, 2005	114.25	94.77	102.02
September 30, 2005	121.70	102.16	121.58
December 30, 2005	134.94	110.35	127.71
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
September 28, 2007	225.76	157.38	216.74
December 31, 2007	250.70	197.10	215.05
January 2, 2008 through January 4, 2008	215.05	198.29	199.93

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldman

Initial Price:	USD[●]

Barrier Level:	80.00%

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.25%		100.00%
+	90%	3.25%		90.00%
+	80%	3.25%		80.00%
+	70%	3.25%		70.00%
+	60%	3.25%		60.00%
+	50%	3.25%		50.00%
+	40%	3.25%		40.00%
+	30%	3.25%		30.00%
+	20%	3.25%		20.00%
+	10%	3.25%		10.00%
	0%	3.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.75%	3.25%	-10.00%
-	20%	-16.75%	3.25%	-20.00%
-	30%	-26.75%	N/A	-30.00%
-	40%	-36.75%	N/A	-40.00%
-	50%	-46.75%	N/A	-50.00%
-	60%	-56.75%	N/A	-60.00%
-	70%	-66.75%	N/A	-70.00%
-	80%	-76.75%	N/A	-80.00%
-	90%	-86.75%	N/A	-90.00%
-	100%	-96.75%	N/A	-100.00%

FWP-14

GOOGLE INC (GOOG)

Description of Google Inc.

According to publicly available information, Google Inc. (“Google”) provides targeted advertising and internet search solutions worldwide. Google offers intranet solutions via an enterprise search appliance. Google’s products and services include Google.com that offers Google Base, which lets content owners submit content that they want to share on Google Web sites; personalized homepage and search; and Google Video and YouTube that lets users find, upload, view, and share video content, as well as Web, image, book, and literature search. Google offers communication, collaboration, and communities, such as Gmail that is Google's Web mail service. Google also offers Google GEO that offers earth and local maps; Google Labs that tests product prototypes and solicits feedback on how the technology could be used or improved; and Google Mobile that lets people search and view both the mobile Web, consisting of pages created specifically for wireless devices, and the entire Google index, including products like Image Search.

Google’s SEC file number is 000-50726.

Historical Performance of Google

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	216.80	172.60	180.51
June 30, 2005	309.25	179.84	294.15
September 30, 2005	320.94	273.35	316.46
December 30, 2005	446.16	290.69	414.86
March 31, 2006	475.11	331.55	390.00
June 30, 2006	450.72	360.59	419.33
September 29, 2006	427.87	363.37	401.90
December 29, 2006	513.00	398.27	460.48
March 30, 2007	513.00	437.00	458.16
June 29, 2007	534.99	452.12	523.38
September 28, 2007	571.75	480.51	567.27
December 31, 2007	747.24	569.61	691.48
January 2, 2008 through January 4, 2008	697.37	655.00	656.64

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Google

Initial Price:	USD[●]

Barrier Level:	80.00%

Interest Rate:	12.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.00%		100.00%
+	90%	6.00%		90.00%
+	80%	6.00%		80.00%
+	70%	6.00%		70.00%
+	60%	6.00%		60.00%
+	50%	6.00%		50.00%
+	40%	6.00%		40.00%
+	30%	6.00%		30.00%
+	20%	6.00%		20.00%
+	10%	6.00%		10.00%
	0%	6.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.00%	6.00%	-10.00%
-	20%	-14.00%	6.00%	-20.00%
-	30%	-24.00%	N/A	-30.00%
-	40%	-34.00%	N/A	-40.00%
-	50%	-44.00%	N/A	-50.00%
-	60%	-54.00%	N/A	-60.00%
-	70%	-64.00%	N/A	-70.00%
-	80%	-74.00%	N/A	-80.00%
-	90%	-84.00%	N/A	-90.00%
-	100%	-94.00%	N/A	-100.00%

FWP-15